UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Munoz Rivera Avenue
Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As described under “Note 11 – FDIC loss share asset and true-up payment obligation” and “Note 23 – Commitments and contingencies” in Popular, Inc.’s (the “Corporation”) Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (the “Q2 2016 Form 10-Q”), in connection with the Westernbank FDIC-assisted transaction, Banco Popular de Puerto Rico (“BPPR”), the Corporation’s principal banking subsidiary, entered into loss share agreements with the Federal Deposit Insurance Corporation, as receiver for Westernbank (the “FDIC”), with respect to the covered loans and other real estate owned that it acquired in the transaction. Those loss share agreements specify that disputes can be submitted to arbitration before a review board under the commercial arbitration rules of the American Arbitration Association.

BPPR has filed statements of claim requesting that a review board determine certain matters relating to the loss-share claims under its commercial loss share agreement with the FDIC, including with respect to the FDIC’s decision not to reimburse BPPR under the commercial loss share agreement for approximately $53.3 million for the charge-off of eight related real estate loans that BPPR restructured and consolidated, as well as for approximately $1.7 million in related reimbursable expenses. On October 3, 2016, the review board in the arbitration described above issued a final award denying BPPR’s request for reimbursement. As a result, for the quarter ended September 30, 2016, the Corporation expects to recognize a pre-tax charge of approximately $55 million and a corresponding reduction to its FDIC indemnification asset.

BPPR will continue to pursue the other arbitrations described in the Q2 2016 Form 10-Q regarding BPPR’s proposed portfolio sales of shared-loss assets and the FDIC’s denial of certain claims included in BPPR’s second quarter 2015 quarterly certificate. The arbitration hearing with respect to the proposed portfolio sales is scheduled for November 2016 and the Corporation expects that a final award on the arbitration will be issued before the end of 2016. The portion of the Corporation’s FDIC indemnification asset subject to this dispute is approximately $82 million. The arbitration hearing on the remaining approximately $5 million in claims has not yet been scheduled. No assurance can be given that the Corporation will receive reimbursement from the FDIC with respect to the remaining disputed items, which could require the Corporation to make a material adjustment to the value of its indemnification asset and the related true-up payment obligation to the FDIC and could have a material adverse effect on the Corporation’s financial results for the period in which such adjustment is taken.

On October 4, 2016, the Corporation issued a press release in connection with the matters described in this Item 8.01. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

The following exhibit shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

99.1	Press release dated October 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: October 5, 2016	By:	/s/ Javier D. Ferrer
Javier D. Ferrer Executive Vice President, General Counsel and Secretary